UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 14, 2014

JACKSONVILLE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Laura Street, Suite 1000, Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	904-421-3040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 14, 2014, Jacksonville Bancorp, Inc. announced via press release its financial results for the fourth quarter and year ended December 31, 2013.  A copy of this press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

In the press release, the Company provides non-GAAP financial disclosures that are not in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).  The Company uses certain non-GAAP financial measures to provide meaningful, supplemental information regarding its operational results and to enhance investors’ overall understanding of the Company’s financial performance.  The limitations associated with these non-GAAP financial measures include the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.  In addition, these disclosures should not be considered an alternative to the Company’s GAAP results.

The information in this report (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press release dated as of March 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

Date: March 14, 2014	/s/ Valerie A. Kendall
Valerie A. Kendall
Executive Vice President
& Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated as of March 14, 2014.